EXHIBIT 10.2


                                   DATED 2004




                         RS GROUP OF COMPANIES, INC. (1)



                                       AND



                      DASHWOOD, BREWER & PHIPPS LIMITED (2)




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                               BROKERAGE AGREEMENT


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                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                  51 Eastcheap
                                     London
                                    EC3M 1JP
                               Tel: 020 7623 1244
                               Fax: 020 7623 5427
                              Ref: JOG/GMT/0302012


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                                      INDEX


1.    INTERPRETATION...................................................... 1


2.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS........................ 6


3.    RSGC'S OBLIGATIONS.................................................. 6


4.    COMMISSION.......................................................... 7


5.    GROSS PREMIUMS...................................................... 8


6.    INTRODUCED BROKERS.................................................. 9


7.    TERMINATION........................................................ 10


8.    DATA PROTECTION.................................................... 11


9.    CONFIDENTIALITY.................................................... 12


10.   ASSIGNMENT......................................................... 13


11.   VARIATION.......................................................... 13


12.   ANNOUNCEMENTS...................................................... 13


13.   COSTS.............................................................. 14


14.   AGREEMENT NOT A PARTNERSHIP........................................ 14


15.   GENERAL............................................................ 14


16.   COUNTERPARTS....................................................... 15


17.   NOTICES............................................................ 15


18.   ENGLISH LAW........................................................ 17


SCHEDULE................................................................. 18


EXISTING AGENTS.......................................................... 18

THIS AGREEMENT is made on                                                2004

BETWEEN:

(1) RS GROUP OF COMPANIES, INC. (a company incorporated in the State of Florida, U.S.A.) whose corporate address is 200 Yorkland Blvd., Suite 200, Toronto, Ontario, M2J 5C1 ("RSGC"); and

(2) DASHWOOD, BREWER & PHIPPS LIMITED (registered in England and Wales No. 687923) whose registered office is at Independent House, 7 Cutler Street, London E1 7DJ ("DBP").

BACKGROUND:

(A) RSGC is a company whose shares are listed in New York on the Over-the-Counter Bulletin Board, which offers RSGC's Products as part of an affinity programme, via CIL, its subsidiary, and VGV, its business partner.

(B)      DBP is a placing broker.

(C) RSGC hereby appoints DBP, as its broker of choice, to place the insurance business in relation to RSGC's Products with Insurers, subject to the terms of this Agreement, and agrees to allow DBP Commission as remuneration for such services on the terms of this Agreement.

(D) In addition to the Commission, Escrow Commission shall be payable into the Escrow Account.

IT IS AGREED as follows:

1.       INTERPRETATION


1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

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         "APPLICABLE REGULATIONS"     all statutory and other laws, rules,
                                      regulations and provisions from time to
                                      time in force relating to the subject
                                      matter of or having an impact on this
                                      Agreement, including (without limitation) the Financial Services and Markets Act 2000, the DPA, and the rules, codes of conduct, codes of practice, practice requirements and accreditation terms stipulated by any regulatory authority or body (including the FSA, the GISC and Lloyd's);


         "BUSINESS DAY"               a day other than a Saturday or Sunday or
                                      public holiday in England and Wales;


         "CIL" Canadian Intermediaries Limited (a company incorporated in Canada, under The Canada Business Corporations Act), which is a subsidiary of RSGC;


         "COMMISSION"                 the commission allowed to DBP pursuant to
                                      clause 4.1;


         "CONFIDENTIAL INFORMATION"   information (however stored) relating to
                                      or connected with the business, products services, clients, customers, suppliers or financial or other affairs of a party to this Agreement, including information concerning or relating to RSGC's Products, Insureds, Insurers, Gross Premiums, intellectual property, any technical process, or the marketing of goods or services and any other matters concerning the clients, customers or suppliers of, or other persons having dealings with, such party;

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         "DPA"                        the Data Protection Act 1998;


         "ESCROW ACCOUNT" the bank account to be opened in the joint names of RSGC and DBP with Natwest Bank plc, 15 Bishopsgate, London EC2P 2PA (or such other account as the parties may from time to time designate);


         "ESCROW COMMISSION"          the commission allowed to RSGC and
                                      credited to the Escrow Account pursuant to clause 4.2;


         "ESCROW TERMS"               the joint bank mandate between RSGC and
                                      DBP in relation to the Escrow Account;


         "EXISTING                    AGENTS" those intermediaries who, as at
                                      the date of this Agreement, place the
                                      insurance business in relation to RSGC's
                                      Products on behalf of RSGC, as set out in the Schedule;


         "FSA" the Financial Services Authority (or any successor to it);


         "GISC" the General Insurance Standards Council (a company limited by guarantee and registered in England and Wales under number 3705388) (or any successor to it);

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         "GROSS PREMIUMS"             the gross premiums in respect of RSGC's
                                      Products payable by, or on behalf of,
                                      Insureds, to Insurers;


         "INSUREDS"                   persons whose risks are insured under
                                      RSGC's Products;

         "INSURERS"                   those insurers (including syndicates at
                                      Lloyd's) with which DBP places the
                                      insurance business in relation to RSGC's
                                      Products;

         "INTRODUCED BROKERS"         the brokers introduced by RSGC to DBP
                                      pursuant to clause 6.1;

         "INTRODUCTORY COMMISSION"    the commission payable by DBP into the
                                      Escrow Account pursuant to clause 6.3;


         "LLOYD'S"                    Lloyd's of London; and


         "RSGC GROUP"                 RSGC, any subsidiary or subsidiary
                                      undertaking of RSGC, any holding company of RSGC and any subsidiary or subsidiary undertaking of any such holding company, from time to time;

         "RSGC'S PRODUCTS"            RSGC's Products offered by CIL, VGV, or
                                      any member of the RSGC Group in relation to which DBP places the insurance business with Insurers, including rent guarantee insurance, F.A.C.T., mortgage indemnity insurance, time-share value guarantee protection, utility underwriting - Toronto
                                      Hydro and Hamilton Hydro, and such other
                                      RSGC's Products as the parties may, from time to time, agree; and

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         "VGV"                        Value Guaranteed Vacations Inc. (a company
                                      incorporated in the State of Florida,
                                      USA), which is a business partner of RSGC.


1.2 Unless otherwise stated, references in this Agreement to clauses and the Schedule are to clauses of and the Schedule to this Agreement and references to this Agreement include the Schedule.

1.3      In this Agreement:

         (a) where the context admits, words and phrases the definitions of which are contained or referred to in Part XXVI of the Companies Act 1985 shall be construed as having the meanings thereby attributed to them;

         (b) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the terms of the words preceding those terms; and

         (c) words importing the singular include the plural, and vice versa, words importing any gender include every gender and references to persons include bodies corporate, unincorporated associations and partnerships.

1.4      All references in this Agreement to time shall be to U.K. time.


1.5 References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted or as their application is modified by other provisions from time to time (whether before or after the date of this Agreement) and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions, save that no party shall have any liability under this Agreement for any such replacements, amendments, re-enactments or modifications having retrospective effect.


1.6 The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.


1.7 The headings to the clauses are for convenience only and have no legal effect.


2.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS


         Each party represents, warrants and undertakes to the other that:


         (a) it has full power and authority and has taken all action necessary to enter into and perform this Agreement;


         (b) its obligations under this Agreement are valid and binding obligations enforceable in accordance with their terms; and


         (c) it has complied, and will comply during the period of this Agreement, with all Applicable Regulations in relation to this Agreement and the performance of its obligations hereunder.

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3.       RSGC'S OBLIGATIONS


3.1 Subject to clause 3.2, RSGC shall use its best endeavours, and shall procure that VGV, CIL and each relevant member of the RSGC Group shall use its best endeavours, to provide DBP with the opportunity to place the insurance business in relation to RSGC's Products and Insurers.


3.2 RSGC shall not, and shall procure that neither VGV, CIL and each relevant member of the RSGC Group shall not, provide any person other than DBP with the opportunity to place the insurance business in relation to RSGC's Products, unless:


         (a)      such person is an Existing Agent;


         (b) DBP has previously refused in writing the opportunity to place the insurance business with Insurers; or


         (c) DBP has failed to place the insurance business within 20 Business Days of being first requested by RSGC, VGV, CIL or another member of the RSGC Group to place it, except in the case of insurance business which the parties agree is complex, in which case DBP shall have 60 Business Days in which to place such insurance business.


3.3 RSGC shall, and shall procure that VGV, CIL and each relevant member of the RSGC Group shall, immediately inform DBP of any material information that it receives in relation to any Insured or to RSGC's Products.


4.       COMMISSION


4.1 Subject to clause 4.3, RSGC and DBP agree that, in respect of the insurance business in relation to RSGC's Products which DBP places with Insurers, commission of 2.5% of the Gross Premiums in respect of such insurance business shall be paid to DBP for its own account (the "COMMISSION").


4.2 Subject to clause 4.3, RSGC and DBP agree that, in respect of the insurance business in relation to RSGC's Products which DBP places with Insurers, commission of 2.5% of the Gross Premiums in respect of such insurance business shall be paid to the Escrow Account, for the account of RSGC (the "ESCROW COMMISSION").


4.3 RSGC and DBP agree that upon whichever is the earlier of the money paid into the Escrow Account reaching (pound)1,475,450 (whether as a result of Escrow Commission or Introductory Commission being paid into the Escrow Account or RSGC paying money directly into the Escrow Account) and 31 December 2004, the Escrow Commission shall no longer be payable and the commission payable to DBP as Commission shall immediately increase to 5%.

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4.4      If any of the Gross Premiums are refunded by an Insurer to an Insured for any reason, DBP shall pay to the relevant Insurer a refund of Commission which shall bear the same proportion to the total Commission which was originally payable in respect of such Gross Premiums as the amount of the Gross Premiums which is refunded bears to the total Gross Premiums originally payable. The parties shall also procure that, if Escrow Commission was payable in respect of such Gross Premiums, a refund of Escrow Commission shall be paid to the relevant Insurer from the Escrow Account which shall bear the same proportion to the Escrow Commission which was originally payable in respect of such Gross Premiums as the amount of the Gross Premiums which is refunded bears to the total Gross Premiums originally payable, provided that if it is not possible to make such refund from the Escrow Account (whether due to there being insufficient funds credited to the Escrow Account or otherwise), RSGC alone shall be liable to make such refund.


4.5 All payments to be made under this clause shall be made within 10 Business Days of the end of each month.


5.       GROSS PREMIUMS


5.1 RSGC shall procure that VGV and CIL shall collect all Gross Premiums from Insureds and shall remit such Gross Premiums to DBP.


5.2 DBP agrees to pay to Insurers all Gross Premiums which it receives pursuant to clause 5.1, minus:


(a) all Commission and Escrow Commission which is payable in respect of such Gross Premiums pursuant to clauses 4.1 and 4.2; and


(b) any taxes or other deductions required by law or regulatory requirement.


5.3      DBP shall maintain a complete and accurate record of:


         (a) the Gross Premiums, Commission and Escrow Commission payable in respect of each of RSGC's Products in relation to which it places the insurance business;


         (b)      the relevant details of each Insured; and


         (c) the relevant details of each Insurer with which DBP places the insurance business in relation to RSGC's Products,


         and shall ensure that such records are available, at reasonable times and upon reasonable notice, for inspection by an authorised officer of RSGC or by representatives of the FSA, GISC or Lloyd's.


5.4 DBP shall send RSGC a bordereaux showing each of the matters set out in clause 5.3 within 20 Business Days of the end of each month.

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6.       INTRODUCED BROKERS


6.1 RSGC may introduce brokers to DBP, as potential employees or consultants of DBP ("INTRODUCED BROKERS").


6.2 Nothing shall oblige DBP to enter into any agreement with any Introduced Brokers or shall affect the terms upon which it may contract with any of them.


6.3 Subject to clause 6.4, where DBP employs, or enters into any contract for services with, any Introduced Brokers during the period ending 31 December 2004, DBP shall pay commission into the Escrow Account ("INTRODUCTORY Commission"), which shall be calculated on the following basis:


         0.15 x Net Profit


         Where "NET PROFIT" is all income, fees, brokerage, commission and other remuneration generated for DBP by the relevant Introduced Brokers minus all losses, costs, charges, attributable overheads, remuneration and expenses incurred by DBP as a result of or which are in any way attributable to the employment or engagement of the Introduced Brokers, before any adjustment for taxation and excluding any extraordinary items, for the period ending 31 December 2004, as calculated in accordance with the accounting principles applied in respect of DBP's audited accounts for the financial year ending on 30 June 2004.


6.4 Subject to the operation of clause 6.3, DBP shall prepare a draft unaudited Net Profit statement in relation to the Introduced Brokers and send a copy of such draft statement to RSGC within one month of 31 December 2004. The parties shall then seek to agree a final version of the Net Profit statement within two weeks of the date upon which DBP produces the draft. If the parties are unable to agree a final version, or to do so within this timescale, the matter shall be settled by DBP's auditors, who shall act as experts and not as arbitrators, whose decision shall (save in the case of manifest error) be binding on the parties and who shall decide which of the parties shall bear their costs and in what proportions.


6.5 The Introductory Commission shall cease to be payable as soon as the amount of money which has been paid into the Escrow Account reaches (pound)1,475,450 (whether as a result of Commission or Introductory Commission being paid into the Escrow Account or as a result of RSGC making payments into the Escrow Account) or 31 December 2004, whichever is the earlier.


7.       TERMINATION


7.1 DBP shall have the right to terminate this Agreement forthwith by notice in writing to RSGC if RSGC is in breach of any of its obligations under clause 3.


7.2 Either party may terminate this Agreement forthwith if the other party commits a serious breach of the terms of this Agreement which, if capable of being remedied, such other party has failed to remedy within 60 Business Days of being notified in writing of such breach by the party wishing to terminate this Agreement.

7.3 Except where specifically stated otherwise herein, on any termination of this Agreement all obligations and liabilities of the parties accrued to the date of such termination shall continue in force until fully discharged and all accounts between the parties have been finally settled.

8.       DATA PROTECTION


8.1 Subject to clause 8.2, each party warrants and undertakes (both on its own behalf and, in the case of RSGC, on behalf of VGV, CIL and each relevant member of the RSGC Group) that:


         (a) it will maintain all necessary registrations in relation to data protection and the processing of personal data (including, if required, an appropriate registration as a data controller under the DPA) during the period of this Agreement;


         (b) in relation to any personal data processed on behalf of the other party it will act only on the instructions of the other party and will ensure that appropriate technical and organisational measures are taken against unauthorised or unlawful processing of such personal data and against accidental or unlawful destruction, or accidental loss, alteration, unauthorised disclosure of, or access to, such personal data;


         (c) any personal data which it discloses or transfers to the other party shall not be subject to any prohibition or restriction which restricts or affects the ability of the other party to disclose or transfer that personal data to any third party or of the other party to use that personal data for any reasonable purpose in connection with this Agreement (including the disclosure or transfer of such personal data by the other party for the purpose of claims administration, checking credit references, cross-selling RSGC's Products or the prevention of fraud, or to any party which is providing underwriting capacity to it) and, in particular, that the party disclosing or transferring such personal data has obtained all necessary consents from data subjects in relation to the use of such personal data, and that any such disclosure or transfer will not give rise to any breach of any provision of the DPA, any duty of confidentiality, any intellectual property rights of a third party or any contractual obligation; and


         (d) it will comply with all relevant provisions of the DPA in relation to the processing of data relating to actual and potential Insureds and RSGC's Products.


8.2 Nothing in clause 8.1 shall require any act or omission of any party which would constitute a breach of any Applicable Regulations.


9.       CONFIDENTIALITY


9.1 Each of the parties hereby undertakes with the other that it shall not at any time after the date of this Agreement (including after the termination of this Agreement) use or disclose to any person any Confidential Information relating to the other party and shall use all reasonable endeavours to prevent the use or disclosure of such Confidential Information.

9.2 This clause shall not prevent disclosure of Confidential Information by a party:


         (a) to a director, officer or employee of it acting in the proper course of his duties and whose function requires him to have the Confidential Information;


         (b) where it is required to be disclosed by law or by any regulatory authority, tax authority or recognised stock exchange and provided that the party required to disclose such Confidential Information shall, where practicable and unless prohibited from doing so by law or by any regulatory authority, tax authority or recognised stock exchange, first consult with and take into account the reasonable requirements of the other party in connection with the required disclosure;


         (c) to one of its advisers for the purpose of advising a party but only on terms that clause 9.1 applies (as modified by clause 9.2) to the use or disclosure by the adviser; or


         (d) which has become publicly known except as a result of that party's breach of clauses 9.1 or 9.2.

10.      ASSIGNMENT


         A party may not assign, transfer or sub-contract or purport to assign, transfer or sub-contract (whether at law or in equity) a right or obligation under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

11.      VARIATION
         No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of the parties to this Agreement.

12.      ANNOUNCEMENTS


12.1 Subject to clause 12.2, no announcement, disclosure, communication or publicity of any kind shall be made or issued by either party to this Agreement relating to the subject matter or terms of this Agreement without the prior written approval of the other party (such approval not to be unreasonably withheld or delayed).


12.2 Clause 12.1 shall not apply to any announcement, disclosure, communication or publicity required by law, any regulatory authority, tax authority or any recognised stock exchange or by any rule or regulation of the FSA, GISC or of Lloyd's, provided that the party required to make or issue it has so far as reasonably practicable consulted with and taken into account the reasonable requirements of the other party as to the timing, contents and manner of making or issuing any such announcement.


13.      COSTS


         Each party shall pay its own costs relating to the negotiation, preparation, execution and performance of this Agreement and of each document referred to in it.

14.      AGREEMENT NOT A PARTNERSHIP


         No provision of this Agreement shall create a partnership between the parties to this Agreement.

15.      GENERAL


15.1 This Agreement shall be binding on and shall enure for the benefit of the permitted assigns of the parties to this Agreement.


15.2 No neglect, delay or indulgence on the part of any party in enforcing any term of this Agreement will be construed as a waiver and no single or partial exercise by any party of any rights or remedy under this Agreement will preclude or restrict the further exercise or enforcement of any such right or remedy.


15.3 Any waiver of any breach of any provision of this Agreement shall not, unless the terms of the waiver expressly provides otherwise, be construed as a waiver of any continuing or subsequent breach of such provision or a modification of that provision.


15.4 If any term or provision of this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment, regulation or rule of law, that term or provision shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.


15.5 This Agreement and the Escrow Terms constitute the entire agreement and understanding between the parties to this Agreement with respect to the subject matter contained in this Agreement and all other agreements between the parties relating thereto shall forthwith cease and determine and neither party shall have any liability to the other in respect thereof. Each party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance made by or on behalf of the other party on or before signature of this Agreement. Each party waives all rights and remedies (whether in contract or tort, under statute or otherwise) which, but for this clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this clause shall limit or restrict any liability for fraud.


15.6 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to benefit from or enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.


16.      COUNTERPARTS


         This Agreement may be executed in any number of counterparts each of which when executed shall be an original but all the counterparts shall together constitute one and the same instrument.

17.      NOTICES


17.1 Any notice to be given under this Agreement shall be in writing and shall be delivered personally or sent by air-mail or by fax:


         (a)      In the case of RSGC to:

                  200 Yorkland Boulevard, Suite 200, Toronto, Canada M2J 5C1

                  Fax No: (+001) 416 391 4860

                  Marked for the attention of: Sandro Sordi

         (b)      In the case of DBP to:

                  Independent House, 7 Cutler Street, London E1 7DJ

                  Fax No: (+44) (0)207 626 1333

                  Marked for the attention of: Richard Parkins

         or as otherwise notified by them from time to time (in accordance with the provisions of this clause).

17.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:


         (a) if delivered personally, when left at the address referred to in clause 17.1;

         (b) if sent by air-mail, on the third Business Day next following the day of posting it; and

         (c) if sent by fax, on completion of its transmission if transmitted during normal business hours (9.30 a.m. to 5.30 p.m.) on any Business Day. A notice given by a fax transmitted after midnight but on or before 9.30 a.m. on any Business Day shall be deemed to be given at 9.30 a.m. on that Business Day and a notice given by a fax transmitted after 5.30 p.m. but on or before midnight on any Business Day shall be deemed to be given at 9.30 a.m. on the following Business Day.

17.3 In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the fax was transmitted.


18.      ENGLISH LAW


18.1 This Agreement shall be governed by and construed in accordance with the laws of England.


18.2 The parties hereby submit for all purposes connected with this Agreement to the exclusive jurisdiction of the High Court of Justice in England and Wales.


18.3 RSGC irrevocably appoints Charles Napper of Hanley Down Farm, Catsfield, East Sussex, TN33 9BN (fax number 01424 830 598) as its agent to receive on its behalf in England service of any proceedings arising out of or in connection with this Agreement. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by RSGC. If for any reason such agent ceases to be able to act as agent or no longer has an address in England, RSGC irrevocably agrees that within 10 Business Days it shall appoint a substitute agent acceptable to DBP with an address in England and deliver to DBP a copy of the new agent's acceptance of that appointment, together with its name, address and fax number. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.


IN WITNESS of which the authorised representatives of the parties have signed this Agreement on the date first written above.

                                    SCHEDULE

                                EXISTING AGENTS


                NAME                             TYPE OF INSURANCE PRODUCT
                ----                             -------------------------

   Tysers International Insurance and          o  Canadian Liability
         Reinsurance Brokers                   o  Mortgage Indemnity Insurance

SIGNED by                            )
for and on behalf of                 )
RS GROUP OF COMPANIES, INC.          )



SIGNED by                            )
for and on behalf of DASHWOOD        )
BREWER & PHIPPS LIMITED              )